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                                                                    EXHIBIT 23.1

              Consent of Independent Certified Public Accountants

Video City, Inc.
9998 Global Road, 2nd Floor
Philadephia, Pennsylvania 19115

We hereby consent to the incorporation by reference in the registration statement of Video City, Inc. on Form S-3 (File Nos. 333-91037 and 333-81607) and on Form S-8 (File No. 333-85273) of our report dated May 12, 2000 on our audit of the consolidated financial statements of Video City, Inc. as of January 31, 2000 and for the year then ended, which report is included in this Annual Report on Form 10-K.


/s/ BDO Seidman, LLP

Los Angeles, California
May 12, 2000